                                                                 Exhibit  b(6)



                            ------------------------



                      CREDIT SUISSE NEW YORK MUNICIPAL FUND




                          AMENDED AND RESTATED BY-LAWS


                            ------------------------

                      CREDIT SUISSE NEW YORK MUNICIPAL FUND


                          AMENDED AND RESTATED BY-LAWS


                                      INDEX

                                                                                                              Page No.
                                                                                                              --------

RECITALS..........................................................................................................1

ARTICLE I.             SHAREHOLDERS AND SHAREHOLDERS' MEETINGS....................................................1

   SECTION 1.1.            Meetings...............................................................................1

   SECTION 1.2.            Presiding Officer; Secretary...........................................................1

   SECTION 1.3.            Authority of Chairman of Meeting to Interpret Declaration and By-Laws..................1

   SECTION 1.4.            Voting; Quorum.........................................................................2

   SECTION 1.5.            Inspectors.............................................................................2

   SECTION 1.6.            Shareholders' Action in Writing........................................................2

   SECTION 1.7.            Notice of Shareholder Business.........................................................2

   SECTION 1.8.            Shareholder Business not Eligible for Consideration....................................3

ARTICLE II.            TRUSTEES AND TRUSTEES' MEETINGS............................................................4

   SECTION 2.1.            Number of Trustees.....................................................................4

   SECTION 2.2.            Regular Meetings of Trustees...........................................................4

   SECTION 2.3.            Chairman of the Trustees...............................................................4

   SECTION 2.4.            Special Meetings of Trustees...........................................................4

   SECTION 2.5.            Notice of Meetings.....................................................................4

   SECTION 2.6.            Quorum; Presiding Officer..............................................................5

   SECTION 2.7.            Participation by Telephone.............................................................5

   SECTION 2.8.            Location of Meetings...................................................................5

   SECTION 2.9.            Votes..................................................................................5

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

   SECTION 2.10.           Rulings of Chairman....................................................................5

   SECTION 2.11.           Trustees' Action in Writing............................................................5

   SECTION 2.12.           Resignations...........................................................................5

   SECTION 2.13.           Trustee Nominations....................................................................5

ARTICLE III.           OFFICERS...................................................................................6

   SECTION 3.1.            Officer of the Trust...................................................................6

   SECTION 3.2.            Time and Terms of Election.............................................................6

   SECTION 3.3.            Resignation and Removal................................................................7

   SECTION 3.4.            Fidelity Bond..........................................................................7

   SECTION 3.5.            Chairman...............................................................................7

   SECTION 3.6.            President, Vice Presidents.............................................................7

   SECTION 3.7.            Treasurer and Assistant Treasurers.....................................................7

   SECTION 3.8.            Controller and Assistant Controllers...................................................8

   SECTION 3.9.            Secretary and Assistant Secretaries....................................................8

   SECTION 3.10.           Substitutions..........................................................................8

   SECTION 3.11.           Execution of Deeds, etc................................................................8

   SECTION 3.12.           Power to Vote Securities...............................................................9

ARTICLE IV.            COMMITTEES.................................................................................9

   SECTION 4.1.            Power of Trustees to Designate Committees..............................................9

   SECTION 4.2.            Rules for Conduct of Committee Affairs.................................................9

   SECTION 4.3.            Trustees May Alter, Abolish, etc., Committees..........................................9

   SECTION 4.4.            Minutes; Review by Trustees............................................................9

ARTICLE V.             SEAL......................................................................................10

ARTICLE VI.            SHARES....................................................................................10

   SECTION 6.1.            Issuance of Shares....................................................................10

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

   SECTION 6.2.            Uncertificated Shares.................................................................10

   SECTION 6.3.            Share Certificates....................................................................10

   SECTION 6.4.            Lost, Stolen, etc., Certificates......................................................10

   SECTION 6.5.            Record Transfer of Pledged Shares.....................................................11

ARTICLE VII.           CUSTODIAN.................................................................................11

ARTICLE VIII.          AMENDMENTS................................................................................11

   SECTION 8.1.            By-Laws Subject to Amendment..........................................................11

   SECTION 8.2.            Notice of Proposal to Amend By-Laws Required..........................................11

                      CREDIT SUISSE NEW YORK MUNICIPAL FUND

                          AMENDED AND RESTATED BY-LAWS

          These Articles are the Amended and Restated By-Laws of CREDIT SUISSE NEW YORK MUNICIPAL FUND, a trust with transferable shares established under the laws of The Commonwealth of Massachusetts (the "Trust"), pursuant to an Amended and Restated Agreement and Declaration of Trust of the Trust (the "Declaration") dated as of January December 23, 1986, which was amended by Certificates of Amendment dated as of February, 18, 1987, May 9, 1990, February 19, 1992, February 6, 1995, January 15, 1997, March 7, 2001, November 9, 2001 and December 12, 2001 and December 12, 2001 that have been filed with the office of the Secretary of the Commonwealth of Massachusetts. These By-Laws have been adopted by the Trustees pursuant to the authority granted by Section 3.1 of the Declaration.

          All words and terms capitalized in these By-Laws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                   ARTICLE I.

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

         SECTION 1.1. Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of any Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.

         SECTION 1.2. Presiding Officer; Secretary. The Chairman of the Trustees, or in his absence or inability to act (or if there is none), the Chairman, or in his absence or inability to act, the President, or in his absence or inability to act (or if there is none), a Vice President or in the absence or inability to act of the Chairman of the Trustees, the Chairman, the President and all the Vice Presidents, a chairman chosen from among the Trustees present at the meeting or, if no Trustees are present, by the stockholders shall preside at each Shareholders' meeting as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

         SECTION 1.3. Authority of Chairman of Meeting to Interpret Declaration and By-Laws. At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these By-Laws, or any part thereof or hereof, and his ruling shall be final.

         SECTION 1.4. Voting; Quorum. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his name on the Share register of the Trust. Each Shareholder entitled to vote at any meeting of Shareholders may authorize another person to act as proxy for the Shareholder by (a) signing a writing authorizing another person to act as proxy or (b) any other means permitted by law. Signing may be accomplished by the Shareholder or the Shareholder's authorized agent signing the writing or causing the Shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote without regard to Series, are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act or any other applicable statute, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot. The absence from any meeting in person or by proxy of holders of the number of Shares of the Trust in excess of the number required by Massachusetts law, the 1940 Act, or any other applicable statute, the Declaration or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of Shares of the Trust required for action upon such other matter or matters.

         SECTION 1.5. Inspectors. The chairman of the meeting may, in connection with any meeting of Shareholders, appoint one or more inspectors of election or balloting to act at the meeting or at any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote at the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. If appointed, the inspectors shall determine the number of Shares outstanding and the voting power of each Share, the number of Shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting or any Shareholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Trustee or candidate for the office of Trustee shall act as inspector of an election of Trustees. Inspectors need not be Shareholders of the Trust.

         SECTION 1.6. Shareholders' Action in Writing. Nothing in this Article I shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.

         SECTION 1.7. Notice of Shareholder Business.

         (a) At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be (i)(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (B) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or
(C) subject to the provisions of Section 1.8 of this Article I, otherwise properly brought before the meeting by a Shareholder, and (ii) a proper subject under applicable law for Shareholder action.

         (b) For business to be properly brought before an annual or special meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Trust no later than 60 (sixty) days prior to the date of the meeting; provided, however, that if less than 70 (seventy) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

         (c) Any such notice by a Shareholder shall set forth as to each matter the Shareholder proposes to bring before the annual or special meeting, (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Trust's books, of the Shareholder proposing such business, (iii) the class and number of shares of the Trust which are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business.

         (d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.7. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered or transacted.

SECTION 1.8. Shareholder Business not Eligible for Consideration.

         (a) Notwithstanding anything in these By-Laws to the contrary, any proposal that is otherwise properly brought before an annual or special meeting by a Shareholder will not be eligible for consideration by the Shareholders at such annual or special meeting if such proposal is substantially the same as a matter properly brought before such annual or special meeting by or at the direction of the Board of Trustees of the Trust. The chairman of such annual or special meeting shall, if the facts warrant, determine and declare that a Shareholder proposal is substantially the same as a matter properly brought before the meeting by or at the direction of the Board of Trustees, and, if he should so determine, he shall so declare to the meeting and any such Shareholder proposal shall not be considered at the meeting.

         (b) This Section 1.8 shall not be construed or applied to make ineligible for consideration by the Shareholders at any annual or special meeting any Shareholder proposal required to be included in the Trust's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or any successor rule thereto.

                                  ARTICLE II.

                         TRUSTEES AND TRUSTEES' MEETINGS

         SECTION 2.1. Number of Trustees. There shall initially be one (1) Trustee, and the number of Trustees shall thereafter be such number, authorized by the Declaration, as from time to time shall be fixed by a vote adopted by a Majority of the Trustees.

         SECTION 2.2. Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time, place and purposes of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.5 hereof.

         SECTION 2.3. Chairman of the Trustees. The Trustees may, but need not, appoint from among their number a Chairman of the Trustees who shall serve as such at the pleasure of the Trustees. When present, the Chairman of the Trustees shall preside at all meetings of the Shareholders and of the Trustees and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The Chairman of the Trustees shall have such other powers and duties as the Trustees may prescribe.

         SECTION 2.4. Special Meetings of Trustees. Special meetings of the Trustees may be held at any time and at any place when called by the Chairman of the Trustees, the Chairman, the President or the Treasurer or by two (2) or more Trustees, or if there shall be less than three (3) Trustees, by any Trustee; provided, that notice of the time, place and purposes thereof is given to each Trustee in accordance with Section 2.5 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         SECTION 2.5. Notice of Meetings. Notice of any regular or special meeting of the Trustees shall be sufficient if given as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each Trustee, either personally or by telephone, facsimile transmission or other standard form of telecommunication, at least 24 (twenty-four) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Trustee at his residence, or usual place of business, and mailed at least five (5) days before the day on which the meeting is to be held. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more then thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

         SECTION 2.6. Quorum; Presiding Officer. One-third of the members of the entire Board of Trustees shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the Chairman of the Trustees, or in his absence or inability to act, the Chairman, or in his absence or inability to act, the President, or in his absence or inability to act, any Vice President, shall preside at each meeting of the Trustees as chairman of the meeting.

         SECTION 2.7. Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.8. Location of Meetings. Trustees' meetings may be held at any place, within or without Massachusetts.

         SECTION 2.9. Votes. Voting of Trustees' meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

         SECTION 2.10. Rulings of Chairman. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

         SECTION 2.11. Trustees' Action in Writing. Nothing in this Article II shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.

         SECTION 2.12. Resignations. Any Trustee may resign at any time by written instrument signed by him and delivered to the Chairman of the Trustees, the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

         SECTION 2.13. Trustee Nominations.

         (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible for election or re-election as Trustees. Nominations of persons for election or re-election to the Board of Trustees of the Trust may be made at a meeting of Shareholders by or at the direction of the Board of Trustees or by any Shareholder of the Trust who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Section 2.13.

         (b) Such nominations, other than those made by or at the direction of the Board of Trustees, shall be made pursuant to timely notice delivered in writing to the Secretary of the Trust. To be timely, any such notice by a Shareholder must be delivered to or mailed and received at the principal executive offices of the Trust not later than 60 (sixty) days prior to the meeting; provided, however, that if less than 70 (seventy) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was given or such public disclosure was made.

         (c) Any such notice by a Shareholder shall set forth, (i) as to each person whom the Shareholder proposes to nominate for election or re-election as a Trustee, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Trust which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including without limitation such person's written consent to be named in the proxy statement as a nominee and to serving as a Trustee if elected and whether any person intends to seek reimbursement from the Trust of the expenses of any solicitation of proxies should such person be elected a Trustee of the Trust); and (ii) as to the Shareholder giving the notice, (A) the name and address, as they appear on the Trust's books, of such Shareholder, and (B) the class and number of Shares of the Trust which are beneficially owned by such Trustee. At the request of the Board of Trustees, any person nominated by the Board of Trustees for election as a Trustee shall furnish to the Secretary of the Trust that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee.

         (d) If a notice by a Shareholder is required to be given pursuant to this Section 2.13, no person shall be entitled to receive reimbursement from the Trust of the expenses of a solicitation of proxies for the election as a Trustee of a person named in such notice unless such notice states that such reimbursement will be sought from the Trust. No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

                                  ARTICLE III.

                                    OFFICERS

         SECTION 3.1. Officer of the Trust. The officers of the Trust shall consist of a Chairman, a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office.

         SECTION 3.2. Time and Terms of Election. The officers shall hold office until the next annual meeting of the Trustees and until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a Majority of the Trustees. All officers of the Trust may be elected or appointed at any meeting of the Trustees.

Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

         SECTION 3.3. Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

         SECTION 3.4. Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         SECTION 3.5. Chairman. The Trustees may appoint a Chairman who is not a member of the Board of Trustees. If they do so, the Chairman shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. In the absence of the Chairman of the Board of Trustees or if no Chairman of the Board of Trustees has been elected, the Chairman shall preside at all Shareholders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Board of Trustees. Except as the Trustees may otherwise order, the Chairman shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The Chairman shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

         SECTION 3.6. President, Vice Presidents. Any President of the Trust shall perform such duties as the Trustees or the Chairman may from time to time designate. Any Vice President of the Trust shall perform such duties as the Trustees, the Chairman or the President may from time to time designate. At the request or in the absence or disability of the Chairman, the President (if one has been appointed) may perform all the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. At the request or in the absence or disability of the Chairman and the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the Chairman and the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman and the President.

         SECTION 3.7. Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the\

Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, shall have such other duties and powers as may be prescribed from time to time by the Trustees, the Chairman or the President, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these By-Laws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees, the Chairman or the President, shall have the powers and duties of the Treasurer.

         SECTION 3.8. Controller and Assistant Controllers. If a Controller is elected, he shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller, and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, the Chairman or the President, shall have the powers and duties of the Controller.

         SECTION 3.9. Secretary and Assistant Secretaries. The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, the Chairman or the President, shall have the powers and duties of the Secretary.

         SECTION 3.10. Substitutions. In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.

         SECTION 3.11. Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the Chairman, the President, one of the Vice Presidents or the Treasurer.

         SECTION 3.12. Power to Vote Securities. Unless otherwise ordered by the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

                                   ARTICLE IV.

                                   COMMITTEES

         SECTION 4.1. Power of Trustees to Designate Committees. The Trustees, by vote of a Majority of the Trustees, may elect from their number an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these By-Laws may not be delegated; provided, that the Executive Committee shall not be empowered to elect the Chairman of the Trustees, the Chairman, the President, the Treasurer or the Secretary, to amend the By-Laws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these By-Laws. The members of any such Committee shall serve at the pleasure of the Trustees.

         SECTION 4.2. Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.

         SECTION 4.3. Trustees May Alter, Abolish, etc., Committees. The Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

         SECTION 4.4. Minutes; Review by Trustees. Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.

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                                   ARTICLE V.

                                      SEAL

          The seal of the Trust shall consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust, the words "Trust Seal", and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.



                                  ARTICLE VI.

                                     SHARES

         SECTION 6.1. Issuance of Shares. The Trustees may issue Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in certificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

         SECTION 6.2. Uncertificated Shares. For any Series of Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

         SECTION 6.3. Share Certificates. For any Series of Shares for which the Trustees shall issue Share certificates, each Shareholder of such Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the Chairman or a Vice Chairman, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         SECTION 6.4. Lost, Stolen, etc., Certificates. If any certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and

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to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

         SECTION 6.5. Record Transfer of Pledged Shares. A pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

                                  ARTICLE VII.

                                    CUSTODIAN

          The Trust shall at all times employ a bank or trust company having a capital surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.

                                 ARTICLE VIII.

                                   AMENDMENTS

         SECTION 8.1. By-Laws Subject to Amendment. These By-Laws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there shall be more than one Series of Shares, of the holders of a majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees, may alter, amend or repeal these By-Laws, in whole or in part, including By-Laws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these By-Laws requires action by the Shareholders. By-Laws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

         SECTION 8.2. Notice of Proposal to Amend By-Laws Required. No proposal to amend or repeal these By-Laws or to adopt new By-Laws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.

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